UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

Old Dominion Freight Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Old Dominion Way, Thomasville, North Carolina		27360
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(336) 889-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2011, Old Dominion Freight Line, Inc. (the “Company”) issued $50,000,000.00 of privately-placed Senior Notes, Tranche A (the “Tranche A Notes”) and $45,000,000.00 of privately-placed Senior Notes, Tranche B (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”) pursuant to the terms of a Note Purchase Agreement by and among the Company and the Purchasers (as defined below) set forth in Schedule A thereto, dated as of January 3, 2011 (the “Purchase Agreement”). The following description is a summary of the material terms and conditions of the Purchase Agreement. This summary is not intended to be complete, and is qualified in its entirety by reference to the Purchase Agreement included as Exhibit 4.11 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes were sold to The Prudential Insurance Company of America, Pruco Life Insurance Company, The Prudential Life Insurance Company, LTD., Prudential Retirement Insurance and Annuity Company, Modern Woodmen of America, Gibraltar Life Insurance Co., LTD., and Forethought Life Insurance Company (collectively, the “Purchasers”).

The Notes are unsecured and rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness.

The Tranche A Notes mature on January 3, 2018. The Company will pay interest on the unpaid balance of the Tranche A Notes at the rate of 4.00% per annum from the date of issuance. The Tranche B Notes mature on January 3, 2021. The Company will pay interest on the unpaid balance of the Tranche B Notes at the rate of 4.79% per annum from the date of issuance. Interest on the Notes is calculated on the basis of a 360-day year of twelve 30-day months and will be payable semiannually in arrears commencing on July 3, 2011, until such principal shall have become due and payable. The Company will pay interest on any overdue principal, interest or make-whole amount from the due date thereof at the rate of 2% per annum above the rate of interest stated above for the Notes.

The entire unpaid principal amount of the Notes shall become due and payable at maturity. The Company may optionally prepay at any time all or part of the Notes, in an amount not less than $1,000,000.00 (or such lesser amount as required to effect a partial prepayment resulting from an offer of prepayment pursuant to a sale of assets) at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the applicable make-whole amount determined for the prepayment date with respect to such principal amount of each Note then outstanding. Such optional prepayment shall be applied to each of the Notes in proportion to the respective unpaid principal amounts thereof.

The Purchase Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a maximum ratio of consolidated debt to consolidated total capitalization measured as of the last day of any fiscal quarter (not to exceed 60%), a limitation on priority debt (not to exceed 20% of consolidated net worth, provided that no priority debt will consist of a guaranty of the obligations under the Bank Credit Agreement (as defined below) and no lien securing priority debt shall secure obligations under the Bank Credit Agreement) and a minimum fixed charge coverage ratio (not to be less than 1.75 to 1.00). Other covenants include, but are not limited to, limitations on liens, sale of assets, mergers and consolidations and transactions with affiliates.

The Purchase Agreement contains customary events of default, including nonpayment of principal, make-whole amount or interest; violation of covenants or other terms of the Purchase Agreement; inaccuracy of representations and warranties; certain bankruptcy events; cross-defaults to other indebtedness; material judgments; certain ERISA-related events; and the invalidity of any subsidiary guaranty, although there currently is no such guaranty in place. The Notes automatically accelerate if there is an event of default involving certain bankruptcy events. If any other event of default shall occur and be continuing, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may declare the outstanding Notes to be immediately due and payable. Any holder of Notes may accelerate its Notes if the Company fails to pay (i) any principal or make-whole amount, if any, when due or (ii) interest when due subject to a five business day grace period.

The Company expects to use the proceeds of the sale of the Notes for planned capital expenditures and general corporate purposes. The Company has used a portion of the proceeds of the sale of the Notes to refinance existing indebtedness, including paying down $60,000,000.00 in borrowings under the Amended and Restated Credit Agreement, dated as of August 10, 2006 (the “Bank Credit Agreement”), among the Company, Wells Fargo Bank, National Association, as successor-by-merger to Wachovia Bank, National Association, as agent and lender, Bank of America, N.A., Branch Banking and Trust Company, U.S. Bank, National Association, SunTrust Bank, High Point Bank and Trust Company, and certain other lenders from time to time party thereto.

As part of the financing, the Company entered into an Amendment No. 1, dated as of December 31, 2010, to the Bank Credit Agreement (the “First Amendment”). The First Amendment amended Company covenants contained in the Bank Credit Agreement concerning (i) the Company’s ability to enter into agreements, such as the Purchase Agreement, that prohibit or condition the creation of a lien as to the Company’s assets and (ii) the Company’s ability to amend the Purchase Agreement. This summary is not intended to be complete, and is qualified in its entirety by reference to the First Amendment included as Exhibit 4.10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company has normal banking or credit relationships with the aforementioned lenders under the Bank Credit Agreement. The Company also has previously engaged BB&T Capital Markets, a division of Scott & Stringfellow, Inc. and an affiliate of Branch Banking and Trust Company, to serve as a member of an underwriting syndicate with respect to an underwritten offering of the Company’s securities. In addition, Banc of America Securities, LLC, an affiliate of Bank of America, N.A., served as a placement agent for the Company in connection with a prior issuance of senior notes by the Company.

The Purchase Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by certain disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.10.1
Amendment No. 1 to Amended and Restated Credit Agreement
among Old Dominion Freight Line, Inc., the Lenders named
therein and Wells Fargo Bank, National Association, as Agent,
dated as of December 31, 2010.

4.11	Note Purchase Agreement by and among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of January 3, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Dominion Freight Line, Inc.

January 6, 2010	By:	/s/ John P. Booker, III

Name: John P. Booker, III
Title: Vice President — Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

4.10.1	Amendment No. 1 to Amended and Restated Credit Agreement among Old Dominion Freight Line, Inc., the Lenders named therein and Wells Fargo Bank, National Association, as Agent, dated as of December 31, 2010.
4.11	Note Purchase Agreement by and among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of January 3, 2011.